UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2022

GLOBAL SPAC PARTNERS CO.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40320	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #1968

Claymont, DE 19703

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 560-4753

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one subunit and one-half of one redeemable warrant	GLSPU	The Nasdaq Stock Market LLC

Subunits included as part of the units, each consisting of one Class A ordinary share $.0001 par value, and one-quarter of one redeemable warrant	GLSPT	The Nasdaq Stock Market LLC

Redeemable warrants	GLSPW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2022, Global SPAC Partners Co., a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $1,165,339.17 to Gorilla Technology Group Inc., a Cayman Islands exempted company (“Gorilla”), pursuant to which Gorilla loaned to the Company up to $1,165,339.17 (the “Extension Funds”) to deposit into the Company’s trust account (the “Trust Account”) for each Class A ordinary share of the Company (“Public Share”) underlying the Company’s public subunits that was not redeemed in connection with the extension of the Company’s termination date from April 13, 2022 to July 13, 2022.

The Company will deposit the Extension Funds into the Trust Account, which equates to $0.03 per remaining Public Share, for each month past April 13, 2022 until July 13, 2022 that the Company needs to complete an initial business combination (the “Initial Business Combination”), and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Initial Business Combination, or (b) the date of the liquidation of the Company.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2022, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”). The Charter Amendment extends the date by which the Company must consummate its Initial Business Combination from April 13, 2022 to July 13, 2022. Under Cayman Islands law, the Charter Amendment took effect upon approval of the Extension Amendment Proposal (as defined below). The Company plans to file the Charter Amendment with the Cayman Islands General Registry as soon as possible following the Meeting. The terms of the Charter Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2022.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders approved the Charter Amendment extending the date by which the Company must consummate the Initial Business Combination from April 13, 2022 to July 13, 2022 (or such earlier date as determined by the Company’s Board of Directors) (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
17,566,897	127	0

Shareholders holding 3,801,787 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $38,411,748.01 (approximately $10.10 per Public Share) will be removed from the Trust Account to pay such holders. Furthermore, as a result of the redemption, the one fourth of one warrant contained in each public subunit (resulting in an aggregate of approximately 950,446 warrants) were also forfeited by such holders and automatically extinguished by the Company.

Following the redemption, the Company’s remaining Public Shares outstanding were 12,948,213. The Company has submitted a drawdown request under the Note to fund into the Trust Account the required $0.03 per remaining Public Share into the Trust Account for the first month past April 13, 2022 that the Company needs to complete the Initial Business Combination. After such funding, the Trust Account will contain approximately $10.13 per remaining Public Share outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Memorandum and Articles of Association.
10.1	Promissory Note issued to Gorilla Technology Group Inc., dated April 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global SPAC Partners Co.

Dated: April 15, 2022	By:	/s/ Bryant B. Edwards
		Name:	Bryant B. Edwards
		Title:	Chief Executive Officer

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